UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway Suite 400 Cary NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew E. Garth as Chief Financial Officer of the Company

On September 1, 2026, Cornerstone Building Brands, Inc. (the “Company”) appointed Matthew E. Garth as the Company’s Executive Vice President and Chief Financial Officer.

Mr. Garth, age 52, most recently served as the Executive Vice President and Chief Financial Officer of Dentsply Sirona Inc. (“Dentsply”). Prior to joining Dentsply, Mr. Garth served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Scotts Miracle-Gro Company (“Scotts”), and prior to that role, served as Executive Vice President and Chief Financial Officer of Scotts. Prior to joining Scotts, Mr. Garth served as Senior Vice President, Finance and Treasury, and Chief Financial Officer of Minerals Technologies Inc. Mr. Garth also worked at Alcoa Corporation for 15 years in various financial roles of increasing responsibility. Mr. Garth received his Bachelor of Science in Accounting from the University of Delaware and his Master of Business Administration from Columbia University Graduate School of Business.

There are no arrangements or understandings between Mr. Garth and any other persons pursuant to which Mr. Garth was selected as Executive Vice President and Chief Financial Officer of the Company. No family relationship exists between Mr. Garth and any of the Company’s directors or executive officers or any other person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related party transactions in which Mr. Garth or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Pursuant to an offer letter between the Company and Mr. Garth (“Offer Letter”), Mr. Garth will receive an annual base salary of $750,000, pro-rated for Mr. Garth’s service in the role for the 2026 calendar year, and a target annual bonus equal to 90% of his base salary, pro-rated for Mr. Garth’s service in the role for the 2026 calendar year, with the actual payment amount to be determined in accordance with the Company’s 2026 Short Term Incentive Plan. Mr. Garth will also be eligible to receive a one-time grant of 202,777.78 Class B Profit Units under the Camelot Return Ultimate 2022 Equity Incentive Plan (see “Item 11. Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of Class B Profit Units and the Camelot Return Ultimate 2022 Equity Incentive Plan). Mr. Garth will also receive a sign-on bonus equal to $200,000.

The foregoing description of the Offer Letter is a summary and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending October 4, 2026.

Resignation of Christian Storch as Interim Chief Financial Officer of the Company

In connection with Mr. Garth’s appointment, Christian Storch’s service as Interim Chief Financial Officer of the Company will conclude.

Item 8.01 Other Events.

On September 9, 2026, the Company issued a press release announcing the appointment of Mr. Garth as Executive Vice President and Chief Financial Officer. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Austin K. So
Name: Austin K. So
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: September 9, 2026